PROSPECTUS Dated                                Pricing Supplement No. 28
August 27, 2003                                 July 4, 2005



                   U.S. $10,000,000,000         Rule 424 (b)(3)
                                            Registration Statement
                FORD MOTOR CREDIT COMPANY       No. 333-107955

             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES


             - - - - - - - - - - - - - - -


                Interest Rate Per Annum
                - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
----------  --------------    ---------------   ----------------
7/4/2005       3.67%               3.82%             3.97%